Exhibit 10.5

AMENDMENT TO THE MERGER AGREEMENT

This Amendment to the Merger Agreement (this “Amendment”) is entered into as of October 30, 2024, by and among DRIVEiT Financial Auto Group, Inc., a Maryland corporation (the “Company”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and Yotta Merger Sub Inc., a Maryland corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Each of the Company, Parent, and Merger Sub is also referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Merger Agreement, dated August 20, 2024 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to change the treatment of the Bridge Financing Notes and the Company’s Preferred Stock upon the consummation of the Merger at the Effective Time; and

WHEREAS, Section 11.2 of the Agreement provides that the Agreement may only be amended by a written instrument executed by each Party.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

2. Amendment to Agreement.

(a) Recital G. Recital G of the Agreement is hereby amended and restated in its entirety to read as follows:

“In connection with the transactions contemplated by this Agreement, certain investors shall enter into certain Securities Purchase Agreements (the “2024 Bridge Financing Agreements”), pursuant to which, among other things, such investors shall purchase (a) on a date following the execution of this Agreement, but prior to the Closing Date, up to an aggregate of $2,950,000 in one or more convertible promissory notes of the Company (collectively, the “2024 Bridge Financing Notes”) and (b) on the Closing Date and in nine (9) subsequent tranche closings after the Closing Date, up to an aggregate of $53,400,000 in Parent Preferred Stock (such aggregate amount described in clauses (a) and (b), the “2024 Bridge Financing”), in each case, on the terms and subject to the conditions set forth in the 2024 Bridge Financing Agreements;”

(b) Section 1.1. The definition of “2024 Bridge Financing Commitment” Section 1.1 of the Agreement is hereby deleted in its entirety.:

(c) Section 3.2. Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Contingent on and effective immediately prior to the Effective Time, the Bridge Financing Notes shall be (i) treated in accordance with the terms of the Bridge Financing Agreement governing such Bridge Financing Notes, (ii) converted into Company Preferred Stock, and (iii) at the Effective Time and notwithstanding Section 3.1(b), each share of such Company Preferred Stock issued in accordance with clause (ii) above shall be converted into the right to receive a share of Parent Preferred Stock. For the avoidance of doubt, the 2024 Bridge Financing Notes shall not be included in the allocation of the Merger Consideration.”

(d) Section 8.8. Section 8.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Immediately prior to the Closing, Parent agrees that it shall (i) subrogate and replace the Company as a party the 2024 Bridge Financing Agreements and assume all the Company’s and assume all of the Company’s obligations thereunder to consummate the 2024 Bridge Financing and (ii) file a certificate of designation, in the form provided by the Company to Parent in conjunction with the 2024 Bridge Financing Agreements, for the designation of certain shares of Parent Preferred Stock as “Series A Preferred Stock” with the rights described in such certificate of designation..”

(e) Section 9.3. Section 9.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Parent’s (i) execution and delivery of all documents required to subrogate and replace the Company as a party to the 2024 Bridge Financing Agreements and assume all of the Company’s obligations thereunder, including under the 2024 Bridge Financing Notes and (ii) filing of a certificate of designation, in the form provided by the Company to Parent under the 2024 Bridge Financing Agreements.”

3. Effect on Agreement. Except as set forth in this Amendment, all of the terms, covenants, agreements, and conditions of the Agreement shall remain in full force and effect in accordance with its original terms.

4. Prior Agreements. This Amendment supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the Parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.

6. Counterparts, Facsimile Signatures. This Amendment may be executed in any number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one and the same Amendment. Signatures transmitted by electronic means such as email or facsimile shall have the same legal effect as an original signature hereto.

[Signature page to follow.]

IN WITNESS WHEREOF, this Amendment to Merger Agreement has been duly executed and delivered by each of the Parties as of the date first above written.

PARENT

Yotta Acquisition Corporation

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

COMPANY

DRIVEIT Financial Auto Group, Inc.

By:	/s/ David Michery
Name:	David Michery
Title:	Chairman of the Board

MERGER SUB

Yotta Merger Sub Inc.

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Director

Signature Page to Amendment to Merger Agreement

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